Exhibit 23.1

[KPMG LLP Letterhead]

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tucows Inc.:

We consent to the use of our reports incorporated by reference herein.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

October 8, 2010